page F-7

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
                                   EXHIBIT 11
                        COMPUTATION OF PER SHARE EARNINGS
                        TSI INCORPORATED AND SUBSIDIARIES

                                                                           Year Ended March 31
PRIMARY                                                          1997            1996             1995
                                                                 ----            ----             ----
Average shares outstanding                                    11,279,447      10,716,830       10,301,024

Net effect of dilutive stock options, based on the
treasury stock method using average market price                 429,086         458,460          314,381
                                                              ----------      ----------       ----------

TOTAL                                                         11,708,533      11,175,290       10,616,342
                                                              ----------      ----------       ----------

Net Earnings                                                  $7,213,248      $5,482,040       $3,432,079
                                                              ----------      ----------       ----------

Per Share Amounts                                                   $.62            $.49             $.32
                                                                    ----            ----             ----

FULLY DILUTED

Average shares outstanding                                    11,279,447      10,716,830       10,302,024

Net effect of dilutive stock options, based on
the treasury stock method using the year-end market
price, if higher than the average market price                   427,371         638,978          314,318
                                                              ----------      ----------       ----------

TOTAL                                                         11,706,818      11,355,808       10,616,342
                                                              ----------      ----------       ----------

Net Earnings                                                  $7,213,248      $5,482,040       $3,432,079
                                                              ----------      ----------       ----------

Per Share Amounts                                                   $.62            $.48             $.32
                                                                    ----            ----             ----

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